EXHIBIT 10.05

                              CONSULTING AGREEMENT

         AccuImage Diagnostics Corp, a Nevada corporation ("AccuImage"), and Ray Vallejo. ("Vallejo"), an individual resident of California, enter into this Consulting Agreement ("Agreement"), as of January 1, 2004.

         RECITALS

         A. AccuImage wishes to employ Vallejo as its Chief Operating Officer, and once Vallejo is employed, to retain him, in order to avail itself of Vallejo's experience, skills, and knowledge.

         B. Vallejo wishes to be employed as AccuImage's Acting Chief Operating Officer and, once reteined, to be assured of security in his position.

         C. AccuImage and Vallejo wish to enter into this Agreement on the terms and conditions set forth below.

         AGREEMENT

         1.       TERM.

         1.1 AccuImage shall employ Vallejo as its Acting Chief Operating Officer for twenty-four months, commencing on January 1, 2004. Unless AccuImage or Vallejo gives notice of its or his intention not to renew in accord with the notice requirements of Paragraph 10.2 this Agreement shall be deemed renewed at the expiration of its twenty-four month term on all of its terms and conditions.

         1.2. If this Agreement is renewed under the provisions of Paragraph 1.1, AccuImage and Vallejo shall confer, as soon as is practicable after the commencement of the renewal term, and shall negotiate in good faith the adjustment of Vallejo's compensation and position/duties during this Agreement's renewal term. Should AccuImage and Vallejo fail to meet or to agree upon the adjustment of Vallejo's compensation within fifteen days after the renewal of this Agreement, AccuImage may, upon two day's written notice, unilaterally adjust the compensation by amounts that, under the circumstances, AccuImage reasonably believes will compensate Vallejo fairly for his services during the renewal term. In that event, Vallejo, without penalty or liability for AccuImage or Vallejo, and upon fifteen days' written notice, may terminate this agreement as of the effective date of the compensation adjustment, unless AccuImage agrees on or before such effective date to any compensation adjustment demanded by Vallejo in his written notice.

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         2.        VALLEJO'S DUTIES.

         2.1 In his capacity as AccuImage's Chief Operating Officer, Vallejo shall perform all acts or services and do all things necessary or advisable to manage or conduct AccuImage's business, subject to the policies set by AccuImage's board of directors and its Chief Executive Officer, Avi Faliks. In this role Ray Vallejo will report to the CEO, Avi Faliks. Vallejo's duties are outlined in Appendix A.

         2.2 Vallejo shall devote the majority of his full time, ability, and attention to AccuImage's business and during this time, shall not engage in any other business or render any services of a business, commercial, or professional nature to or on behalf of any other person or enterprise that will interfere or compete with AccuImage or present a conflict of interest.

         2.3 Vallejo shall not misuse, misappropriate, or, except as authorized by AccuImage's board of directors, disclose to persons not employed by AccuImage, any confidential information concerning AccuImage so long as the information is reasonably subject to characterization as a "trade secret" within the meaning of California Civil Code Section 3426.1 (d) as that section exists on the date of this Agreement is executed or renewed. The confidential information subject to the prohibition in this paragraph includes, but is not limited to, information concerning finances, personnel, customers, computer operations and programs, research and development, products, or services.


         3.       VALLEJO'S COMPENSATION.

         3.1 During the term of this Agreement Vallejo's AccuImage compensation shall be the sum of $10,500.00 per month to be paid 2 times per month at the normal AccuImage pay periods. In addition, if AccuImage's sales from January 1, 2004 to July 1, 2004 exceed $525,000 Vallejo will receive a $25,000 bonus to be paid by July 15, 2004. Further, if AccuImage's sales from July 2, 2004 to December 31, 2004 exceed $725,000 Vallejo will receive a $25,000 bonus to be paid by January 15, 2005. The final amount of AccuImage sales will be calculated according to AccuImage's revenue recognition policies. If the full amount of sales are not reached for each period, the bonus will be prorated to the % of sales met in each period.

         3.2 As additional incentive, subject to the approval of the Board of Directors and the company's options policy in effect, Vallejo will be granted common stock options to shares of company. Amount of such grant will be determined by the Board of Directors. A suggested package of common stock options is presented in Schedule B.

         4.       REIMBURSEMENT OF VALLEJO'S REASONABLE BUSINESS EXPENSES.

         AccuImage shall promptly reimburse Vallejo for all pre-approved business expenses incurred by Vallejo in the discharge of his duties under this agreement, so long as the expenditures qualify as proper business deductions under the Internal Revenue Code, and they are properly substantiated by Vallejo with documentation adequate to establish their deductibility under the Internal Revenue Code.

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         6.  TERMINATION.

         6.1. This Agreement shall be terminated upon Vallejo's disability, death or upon Vallejo's voluntary resignation, termination for cause or retirement.

         6.2 If Vallejo's employment terminates for "Cause" (as defined herein), Vallejo shall not be entitled to compensation as provided in this Agreement.
"Cause" is defined as (i) an act of personal dishonesty taken by Vallejo in connection with his responsibilities as an employee and intended to result in personal enrichment of Vallejo, (ii) Vallejo's conviction of, plea of NOLO CONTENDERE to, a felony, (iii) a willful act by Vallejo which constitutes gross misconduct and which is injurious to the Company, and (iv) following delivery to Vallejo of a written demand for performance from the Company which describes the basis for the Company's belief that Vallejo has not substantially performed his duties, continued violations by Vallejo of Vallejo's obligations to the Company. The notice of termination under the provisions of this paragraph shall state the grounds for termination and state all relevant facts supporting the grounds.

         6.3 At will termination can occur with two weeks notice by AccuImage. AccuImage can decide if it wishes for Vallejo to continue his duties during the two weeks following notice. At will termination will result in the immediate vesting of all of Vallejo's common stock options granted to him.

         7. EFFECT OF MERGER, TRANSFER OF ASSETS, OR DISSOLUTION. This Agreement shall be terminated by a voluntary or involuntary termination of AccuImage's existence resulting from a merger or consolidation in which AccuImage is not the consolidated or surviving entity or a transfer of all or substantially all of AccuImage's assets. If such a merger, consolidation, or transfer of assets occurs, AccuImage's obligations shall not be delegated to the surviving, resulting, or transferee entity. Additionally, such a merger, consolidation, or transger of assets will result in the immediate vesting of all of Vallejo's common stock options granted to him.

         8. OWNERSHIP OF INTANGIBLES. All research, development, designs, processes, inventions, copyrights, patents, trademarks, service marks, and the like that Vallejo conceives or develops while this Agreement is in effect shall be AccuImage 's property. Vallejo shall execute and deliver to AccuImage a copy of AccuImage's standard employee confidentiality and proprietary rights agreement.

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         9. NON-COMPETITION BY VALLEJO AFTER TERMINATION

         9.1. Immediately upon termination of this Agreement, Vallejo shall immediately deliver to AccuImage all of AccuImage's property then in his possession or under his controls.

          9.2 For a period of one year after termination of this Agreement, Vallejo agrees not to compete unfairly, whether directly or indirectly, with AccuImage. For purposes of this paragraph, to "compete unfairly" is to (a) use or provide to third parties property that is owned by AccuImage under Paragraph 9; (b) use or provide to third parties trade secrets within the definition of California Civil Code Section 3426.1 (d) as that section exists on the date this Agreement is executed or renewed; (c) compete or to assist third parties to compete with AccuImage for the business of AccuImage 's customers with respect to the services offered by AccuImage on the date this Agreement is terminated; or (d) attempt to induce or assist third parties to induce or attempt to induce, any of AccuImage 's employees to terminate employment with AccuImage and obtain employment by any person or entity that competes with AccuImage .

         10.      MISCELLANEOUS PROVISIONS.

         10.1. This Agreement is made in and is subject to the law of the State of California.

         10.2 Notices to be given in writing shall be transmitted by personal delivery or by certified mail, return receipt requested, addressed as set forth below or to another address given through written notice under the provisions of this paragraph:

         If to AccuImage:                            If to Vallejo

         AccuImage, Inc                              Ray Vallejo
         Attention:  Board of Directors              18236 Seebree Lane
         501 Grandview Avenue Suite 100              Monte Sereno, CA 95030
         South San Francisco, CA 94080

Notices delivered personally shall be deemed communicated as of the date of receipt. Mailed notices shall be deemed communicated as of the date of mailing.

         10.3 This Agreement is AccuImage's and Vallejo's entire agreement with respect to Vallejo's employment and it supersedes all other agreements, whether written or oral, between them. Each acknowledges there is no representation, inducement, promise, or agreement, whether oral or in writing, with respect to this Agreement's subject matter that is not incorporated into this Agreement.

          10.4 This Agreement is subject to the approval of the Board of Directors of AccuImage Diagnostic Corp.

          Executed at South San Francisco, California    Date: 02/03/04

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                                            AccuImage Diagnostics Corp

                                            By /s/ A. FALIKS
                                              ________________________
                                              CEO

     Executed at Los Gatos, California

      Date:02/02/04

                                            Ray Vallejo

                                            /s/ RAY VALLEJO
                                            __________________________


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                                   APPENDIX A

                                VALLEJO'S DUTIES:

We need to agree on the responsibilities of the COO during this twelve (12) month period.


Signature authority (up to $20,000 per signature):
         Checks
         P.O.
         Licensing
         Inventory
         Expenses
         Old Debt
         Salaries


Functional:
         Budgets
         P&L
         Engineering
         Customer Support
         Sales
         Marketing
         Human Resources





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                                   APPENDIX B


                Suggested Stock Option Terms and Vesting Schedule


o        100,000 shares at $.04, fully vested immediately.

o 500,000 shares will be issued at the February 2004 Board of Directors Meeting. Vesting to be over 8 quarters beginning with the October 2003, the beginning of the 2005 Fiscal Year. Vesting at 15% each quarter for the first 4 quarters. Vesting at 10% each quarter for the 4 quarters following.

         250,000 committed at $.10 and 250,000 committed at the "strike" price, but not higher than $.15 when approved at the February 2004 Board of Directors Meeting.






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